Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the reoffer of shares previously issued pursuant to the 1st Source Corporation 1982 Executive Incentive Plan of our report dated February 15, 2000, relating to the consolidated financial statements of 1st Source Corporation and subsidiaries as of December 31, 1999, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP



Chicago, Illinois

Dated:  December 6, 2002